UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA	01803-4238
(Address of principal executive offices)		(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01 Regulation FD Disclosure.

CIRCOR International, Inc. (the “Company”) is providing an update on the review into the accounting irregularities it uncovered in its Pipeline Engineering business unit which were first reported under a Current Report on Form 8-K dated March 14, 2022.

Accounting Irregularities. On March 14, 2022, the Company announced that it had discovered accounting irregularities in its Pipeline Engineering business unit, and that the Audit Committee of the Company’s Board of Directors (the “Board”) had engaged external advisors to conduct a review into the irregularities. While the review, led by the law firm Gibson, Dunn & Crutcher, LLP and forensic accounting firm, Floyd Advisory LLC is ongoing, based on the results of the Company’s review thus far the Company believes it has identified substantially all of the accounting irregularities. Accordingly, the Company is providing the following summary details, noting that the amounts presented are unaudited estimates and remain under review:

•The accounting irregularities account for balance sheet and income statement entries in the previously disclosed range of $35 to $45 million of pre-tax income on a cumulative basis over a period of five years;
•The accounting irregularities are confined to the Pipeline Engineering business unit; and
•The impact to the Company’s pre-tax income for the 12-month period ending Q3 2021 is in the range of $11 million to $13 million, such that the pre-tax income of the Pipeline Engineering business unit for this period in the range of $4 million to $5 million is now expected to be a pre-tax loss in the range of $7 million to $8 million.

The Company has dedicated significant resources to completing its review and preparing for the filing of its Annual Report on Form 10-K for the fiscal year ending December 31, 2021 (“Annual Report”). Currently the Company and the review team expect to complete the review in the coming weeks, at which time the Company will continue preparing its Annual Report for filing. Estimates provided in this Current Report on Form 8-K remain under review and are subject to change until the filing of the Company’s Annual Report.

Strategic Alternatives & Pipeline Exit. In addition to the previously announced review of strategic alternatives, the Company is actively exploring an exit of its loss-making Pipeline Engineering business. With respect to the exit of the Pipeline Engineering business, the Company expects to complete the exit in Q2 2022. The Company does not intend to comment further on its evaluation of strategic alternatives or the exit of its Pipeline Engineering business until the Board has determined that such disclosure is appropriate or required.

Russia Impact. In addition, the Company continues to monitor the situation in Russia and Ukraine and assess its potential impact on the Company. While the assessment is ongoing, the aggregate revenue from customers in Russia and Ukraine for each of the fiscal years ended 2021 and 2020 was less than 1% of consolidated net revenues.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. Any further disclosures about the results of the accounting review are currently expected only in the Annual Report when filed.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the expectations the Company describes in its forward-looking statements. Substantial reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Important factors that could cause actual results to differ materially from expectations include, but are not limited to findings and conclusions of the Audit Committee’s review; the Company’s expectations regarding materiality or significance; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the potential for a material weakness in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the risk that the completion and filing of the Annual Report will take longer than expected; additional information that may arise during the preparation of the Company’s financial statements; the timing and outcome, if any, of the Company’s strategic alternatives review and its potential exit from the Pipeline Engineering business unit; the impact on the Company of the situation in Russia and Ukraine; and the risks detailed from time to time in the Company’s periodic reports filed with the SEC. Before making any investment decisions regarding CIRCOR, the Company strongly advises you to read the section entitled “Risk Factors” in its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q, which can be accessed under the “Investors” link of the Company’s website at www.circor.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.
April 1, 2022	/s/ Jessica W. Wenzell
Jessica W. Wenzell
General Counsel & Chief People Officer